Exhibit 99.1

Northwest Biotherapeutics, Inc.	18701 120th Avenue NE Suite 101 Bothell, WA 98011	www.nwbio.com OTCBB: NWBT
Media Contact:
Lorie Calvo
425-608-3008
Northwest Biotherapeutics Initiates its Intended Placement of Shares
with Foreign Institutional Investors
BOTHELL, Washington, June 4, 2007 — Northwest Biotherapeutics, Inc. today announced that it has initiated its intended placement of shares of its common stock with foreign institutional investors, subject to market and other customary conditions. The Company expects the gross proceeds from the placement to be up to $30 million.
The Company plans to use the net proceeds from the placement to pay down existing debt, to fund clinical trials and for working capital purposes.
This announcement does not constitute an offer to sell, or a solicitation of an offer to purchase, securities in the United States. The securities to be offered that are referred to herein have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This notice is issued pursuant to Rule 135c of the Securities Act of 1933, as amended.

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